UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 27, 2009
GUARANTY FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	74-2421034
(State or other jurisdiction of	001-33661	(I.R.S. Employer
incorporation or organization)		Identification No.)
1300 MoPac Expressway South
Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 434-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Guaranty Financial Group Inc. (the “Company”) is filing this Current Report on Form 8-K to update information disclosed in a Notification of Late Filing on Form 12b-25 filed on May 14, 2009, with respect to the quarter ended March 31, 2009, and in other previous disclosures.
Item 8.01 Other Events
Based on the current status of discussions involving its principal stockholders, other sources of financing, and certain regulatory authorities, the Board of Directors and management of the Company believe that the only remaining means by which the Company might possibly raise sufficient capital for it and its wholly-owned subsidiary, Guaranty Bank (the “Bank”), to comply with the Orders to Cease and Desist issued by the Office of Thrift Supervision (“OTS”) described in the Company’s Current Report on Form 8-K filed on April 8, 2009, is through a plan for open bank assistance (“Open Assistance”). The Open Assistance plan, which the Company is discussing with the Federal Deposit Insurance Corporation (“FDIC”) and the OTS, would involve a significant equity capital infusion from private investors, including the Company’s current principal stockholders, and an agreement under which the FDIC would absorb a portion of any losses associated with a pool of certain of the Company’s assets.
An Open Assistance plan must be approved by the FDIC. Before the FDIC can provide Open Assistance to the Bank, it must establish that the assistance is the least costly to the deposit insurance fund of all possible methods for resolving the financial condition of the Bank. The FDIC may deviate from the least cost requirement only in limited circumstances to avoid “serious adverse effects on economic conditions or financial stability” or “systemic risk” to the banking system. An additional condition to Open Assistance is that the OTS and FDIC must also determine that the Bank’s management is competent, has complied with all applicable laws, rules, and supervisory directives and orders, and has not engaged in any insider dealings, speculative practices, or other abusive activity. The FDIC may not approve an Open Assistance plan if it would benefit any stockholder or affiliate of the Company. As a result, the Company expects that the implementation of any Open Assistance plan would essentially eliminate the value of any of the Company’s currently outstanding equity interests, including shares of the Company’s common stock.
Open Assistance has historically been used extremely rarely by the FDIC, and there is no assurance that it would be available to the Company or the Bank in this case. In addition, while the Company has received expressions of interest from private investors with respect to the necessary capital infusion from private investors, it has not received capital commitments from any of these investors. Accordingly, the Company has not yet formally submitted to the FDIC its plan for Open Assistance, and it may ultimately not be able to do so. If a plan is formally submitted, the FDIC may choose not to approve it.
If the FDIC does not approve a plan for Open Assistance, the Company will no longer have the intent and ability to hold its mortgage-backed securities portfolio to recovery of unrealized losses, and, consequently, there would be substantial doubt that the Company would be able to continue as a going concern. In such case, the Company would be required to take material charges relating to the impairment of assets, in which case the preliminary financial information provided by the Company in previous Forms 12b-25 for the periods ended December 31, 2008 and March 31, 2009 should not be relied upon.

The Company is discussing with its independent public accounting firm the extent of these potential impairments and their effect upon the Company’s financial statements, should the FDIC not approve a plan for Open Assistance. In that circumstance, the Company currently estimates as follows:
•	the three principal assets to be adjusted would be the carrying value of the mortgage-backed securities, the related deferred tax asset and goodwill;

•	the Company would no longer have the intent and ability to hold the mortgage backed securities portfolio to recovery of unrealized losses, and would therefore record an additional impairment of approximately $1.4 billion to reduce the carrying value of these assets to an estimate of their fair value at December 31, 2008; and

•	the Company would also reduce the deferred tax assets related to the unrealized losses on the mortgage-backed securities by approximately $250 million at December 31, 2008, and it would also reduce the carrying value of goodwill by approximately $100 million at December 31, 2008.
The aggregate effect of these adjustments would be to increase the Company’s previous preliminary estimated loss for the year end December 31, 2008 of $444 million, or a loss of $8.84 per diluted share, to a new estimated loss of approximately $2.2 billion or a loss of $39.92 per diluted share.
These potential adjustments to the December 31, 2008 financial statements, if made, would also change the previously estimated results for the quarter ending March 31, 2009. The previously estimated loss of $256 million or a loss of $2.38 per diluted share for the quarter ended March 31, 2009, would then be estimated to be a loss for the quarter ended March 31, 2009 of $308 million or a loss of $2.82 per diluted share.
The Company had previously disclosed certain agreements with the OTS to meet a core capital ratio equal to or greater than 8.0% and a total risk based capital ratio equal to or greater than 11.0% by May 21, 2009. The effect of these potential adjustments discussed above would result in the Bank’s core capital ratio as of March 31, 2009 being approximately negative 5.8% and a total risk based capital ratio as of March 31, 2009 of approximately negative 1.2%. Both of these ratios would result in the Bank being considered critically under-capitalized under regulatory prompt corrective action standards.
The foregoing are estimates only and are subject to further change, which could be material, as the Company works to complete its financial statements.
The Company continues to cooperate with the OTS and the FDIC as they pursue potential alternatives, which could include a plan for Open Assistance, sale of assets or liquidation. None of these alternative transactions would be expected to result in the receipt of any proceeds by the stockholders of the Company.
All customer deposits remain fully insured to the highest limits set by the FDIC.
Note: Certain matters discussed in this Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “believe,”

“anticipate,” “could,” “estimate,” “likely,” “intent,” “may,” “plan,” “project,” “expect,” and similar expressions, including references to assumptions or our plans and goals. Readers should not place undue reliance on these forward- looking statements. These statements reflect management’s views with respect to events as of the date of the forward-looking statement and are subject to risks and uncertainties. The Company’s actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to: general economic, market, or business conditions; demand for new housing; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; deposit attrition, customer loss, or revenue loss in the ordinary course of business; cost or difficulties related to being a stand-alone public company; the inability to realize elements of our strategic plans; changes in the interest rate environment that expand or reduce margins or adversely affect critical estimates and projected returns on investments; unfavorable changes in economic conditions affecting housing markets, credit markets, real estate values and oil and gas prices and changes in market and/or general economic conditions, either nationally or regionally, that are less favorable than expected; government intervention in the U.S. financial system; changes in the financial performance and/or condition of our borrowers; natural disasters in primary market areas that may result in prolonged business disruption or materially impair the value of collateral securing loans; assumptions and estimates underlying critical accounting policies, particularly allowance for credit losses, mortgage-backed securities valuation and impairment assessments, ability to realize deferred tax assets, and goodwill impairment assessments, which may prove to be materially incorrect or may not be borne out by subsequent events; current or future litigation, regulatory investigations, proceedings or inquiries; strategies to manage interest rate risk that may yield results other than those anticipated; a significant change in the rate of inflation or deflation; changes in the securities markets; the ability to complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of any merger, acquisition or divestiture, and the success of our business following any merger, acquisition or divestiture; the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to our business and any related actions for indemnification made pursuant to the various agreements with Temple-Inland Inc. and Forestar Group Inc. (formerly Forestar Real Estate Group Inc.); the ability to maintain capital ratios acceptable to the Office of Thrift Supervision; and changes in the value of real estate securing our loans. The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: June 29, 2009	By:	/s/ Ronald D. Murff
		Name:	Ronald D. Murff
		Title:	Senior Executive Vice President, Chief Financial Officer